UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 22, 2005 (August 22, 2005)

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

Effective October 3, 2005 the Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan and the Nomac Drilling 401(k) Plan will be transferring recordkeeping and trustee services to Union Bank of California-SELECTBENEFIT.

As a result of these changes, participants in the above referenced plans will temporarily be unable to direct or diversify investments in their individual accounts, obtain loans from the plans, or obtain distributions from the plans. This period, during which participants will be unable to exercise these rights otherwise available under the plans, is called a "blackout period." Chesapeake’s common stock, par value $0.01 per share, is subject to the blackout period.

The blackout period for the plans is expected to begin on September 23, 2005 at 3:00 p.m. (CST) and end the week of October 16, 2005. During these weeks, you can determine whether the blackout period has started or ended, or inquire about the blackout period, by calling SELECTBENEFIT at (800) 678-7526 or by accessing the SELECTBENEFIT website at www.selectbenefit.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION
By:	/s/ Aubrey K. McClendon
Aubrey K. McClendon Chairman of the Board and Chief Executive Officer

Date:	August 22, 2005

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